Exhibit 99.1

ATI to Maintain Current Production Schedules for 737 MAX and LEAP 1-B

PITTSBURGH--(BUSINESS WIRE)--April 8, 2019--Allegheny Technologies Incorporated (NYSE: ATI) affirmed that it anticipates maintaining its current production and shipping schedules for all materials and components supplied to the Boeing 737 MAX and CFM LEAP 1-B programs during the recently announced temporary aircraft production slowdown scheduled to begin in mid-April 2019.

“We are in daily contact with our key customers and we will continue to reliably meet our supply commitments that support their production schedules for the 737 MAX, LEAP 1-B and other major aerospace programs,” said Robert S. Wetherbee, President and Chief Executive Officer. “We continue to prioritize operational and delivery reliability to allow our partners to focus on mitigating the impact of this production adjustment without concern. We have full confidence in Boeing and its global engine supply chain to continue building on momentum gained over the last year to meet the historic ramp up for this important aircraft.”

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Creating Value Thru Relentless Innovation™

ATI is a global manufacturer of technically advanced specialty materials and complex components. ATI revenue was $4.0 billion for the twelve-month period ended December 31, 2018. Our largest markets are aerospace & defense, particularly jet engines. We also have a strong presence in the oil & gas, electrical energy, medical, automotive, and other industrial markets. ATI is a market leader in manufacturing differentiated specialty alloys and forgings that require our unique manufacturing and precision machining capabilities and our innovative new product development competence. We are a leader in producing powders for use in next-generation jet engine forgings and 3D-printed aerospace products. See more at our website ATImetals.com.

CONTACT:
Investors:
Scott A. Minder
412-395-2720
scott.minder@atimetals.com

Media:
Natalie Gillespie
412-394-2850
natalie.gillespie@atimetals.com